UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event):  February 11, 2011

Commission File No. 001-33399

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COMVERGE, INC.
(Exact name of registrant as specified in its charter)

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DELAWARE	22-3543611
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

5390 Triangle Parkway, Suite 300
Norcross, Georgia 30092
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code:  (678) 392-4954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On February 11, 2011, an article was published with a quote from an executive officer of Comverge, Inc. stating that “we’ll meet the street’s expectations” when discussing Comverge’s fiscal 2010 performance.  The statement was not intended to give information regarding the company’s performance in light of analysts’ expectations. Rather, it was intended to communicate that we are within the range of our revenue and megawatt guidance as previously disclosed.  Comverge is not making any statement at this time regarding its 2010 performance with respect to analysts’ expectations.  While we do not intend to make it a practice of reaffirming our guidance, we are reaffirming today that we expect our revenue outlook for fiscal year 2010 to be in the range of $118 to $125 million.  We also expect to grow total megawatts under management by 800 megawatts for fiscal year 2010.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the exhibits hereto, contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward looking statements include projected year-end revenues for 2010, projected contracted revenues, the amount of revenue and megawatts that will be generated by long-term contracts and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this release do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge’s business involving our products, the development and distribution of our products and related services, economic and competitive factors, our key strategic relationships, and other risks more fully described in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  Comverge assumes no obligation to update any forward-looking information contained in this Current Report or with respect to the announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By:  /s/ Michael Picchi
Name:   Michael Picchi
Title:     Executive Vice President and Chief Financial Officer

Dated:  February 14, 2011